AMENDMENT TO
	     MANAGEMENT AGREEMENT

THIS AMENDMENT ("Amendment"), entered into as of the 4th day of December, 2009, by and among Old Mutual
Capital, Inc. (the "Adviser") and Old Mutual Funds II, a
Delaware statutory trust (the "Trust"), to the Investment
Management Agreement, as amended, effective as to certain portfolios of the Trust the 19th day of April, 2006 and effective as to certain other portfolios of the Trust the 17th day of May, 2006 by and between the Adviser and Trust ("Management Agreement").

       Effective following the close of business on December 4, 2009, the parties desire to: (i) reflect the completion of the reorganization of the Old Mutual
Growth Fund into the Old Mutual Focused Fund; and (ii) reflect the completion of the reorganization of the Old
Mutual Columbus Circle Technology and Communications
Fund into the Old Mutual Focused Fund.  Accordingly,
Schedule A of the Sub-Advisory Agreement is deleted in its entirety and replaced with amended Schedule A, attached hereto.

      Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Management Agreement shall continue in full force and effect.

       This Amendment has been executed as of the date set forth above by a duly authorized officer of each party and is effective immediately following the closing of the Reorganization.


OLD MUTUAL CAPITAL, INC.

By:
Name: Mark E. Black
Title: Chief Financial Officer


OLD MUTUAL FUNDS II

By:
Name: Robert T. Kelly
Title: Treasurer

		SCHEDULE A
	TO MANAGEMENT AGREEMENT
	BETWEEN OLD MUTUAL FUNDS II
		      AND
	    OLD MUTUAL CAPITAL, INC.


        Effective April 19, 2006, pursuant to Section 6 of this
Agreement, and effective following the close of business
March 27, 2009 for the Old Mutual TS&W Small Cap Value
Fund, each Portfolio shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio's average daily net assets based on the following schedule:

Advisory Fee Breakpoint Asset Thresholds

		        $0 to less       $300 million      $500 million
		        than $300       to less than       to less than
FUND		        million            $500 million      $750 million
Old Mutual Strategic
Small Company Fund     0.95%	0.90%	          0.85%

Old Mutual Focused
Fund		        0.75%	0.70%	          0.65%

Old Mutual TS&W
Small Cap Value Fund    1.00%	0.95%	          0.90%

Old Mutual Heitman
REIT Fund	        0.90%	0.85%	          0.80%


		        $750 million   $1.0 billion        $1.5 billion
		        to less than    to less than       to less than
FUND		        $1.0 billion     $1.5 billion        $2.0 billion
Old Mutual Strategic
Small Company Fund      0.80%	0.75%	0.70%

Old Mutual Focused
Fund	   	        0.60%	0.55%	0.50%

Old Mutual TS&W
Small Cap Value Fund     0.85%	0.80%	0.75%

Old Mutual Heitman
REIT Fund	        0.75%	0.70%	0.65%


		        $2.0 billion
FUND		        or greater
Old Mutual Strategic
Small Company Fund       0.65%

Old Mutual Focused
Fund	   	          0.45%

Old Mutual TS&W
Small Cap Value Fund      0.70%

Old Mutual Heitman
REIT Fund	          0.60%


Advisory Fee Breakpoint Asset Thresholds

		        $0 to less       $300 million      $500 million
		        than $300       to less than       to less than
FUND		        million            $500 million      $750 million
Old Mutual Dwight
Intermediate Fixed
Income Fund                    0.45%	0.425%	          0.40%

Old Mutual Dwight
Short Term Fixed
Income Fund	         0.45%	0.425%	          0.40%


		        $750 million   $1.0 billion        $1.5 billion
		        to less than    to less than       to less than
FUND		        $1.0 billion     $1.5 billion        $2.0 billion

Old Mutual Dwight
Intermediate Fixed
Income Fund  	        0.375%	0.35%	          0.325%

Old Mutual Dwight
Short Term Fixed
Income Fund	        0.375%	0.35%	          0.325%


		        $2.0 billion
FUND		        or greater

Old Mutual Dwight
Intermediate Fixed
Income Fund	         0.30%

Old Mutual Dwight
Short Term Fixed
Income Fund	         0.30%


       Effective May 17, 2006, pursuant to Section 6 of this Agreement, and effective August 8, 2009 for Old Mutual
Large Cap Growth Fund, each Portfolio shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio's average daily net assets based on the following schedule:

Advisory Fee Breakpoint Asset Thresholds


		        $0 to less       $300 million      $500 million
		        than $300       to less than       to less than
FUND		        million            $500 million      $750 million
Old Mutual Large
Cap Growth Fund              0.70%	0.685%	          0.675%

Old Mutual Analytic
U.S. Long/Short
Fund	         	         0.80%	0.75%	          0.70%


		        $750 million   $1.0 billion        $1.5 billion
		        to less than    to less than       to less than
FUND		        $1.0 billion     $1.5 billion        $2.0 billion

Old Mutual Large
Cap Growth Fund  	        0.675%	0.625%	          0.575%

Old Mutual Analytic
U.S. Long/Short
Fund	         	        0.65%	0.60%	          0.55%


		        $2.0 billion
FUND		        or greater

Old Mutual Large
Cap Growth Fund	         0.525%

Old Mutual Analytic
U.S. Long/Short
Fund	         	         0.50%


Advisory Fee Breakpoint Thresholds

		        $0 to less       $300 million      $500 million
		        than $300       to less than       to less than
FUND		        million            $500 million      $750 million
Old Mutual Cash
Reserves Fund               0.40%	0.375%	          0.35%


		        $750 million   $1.0 billion        $1.5 billion
		        to less than    to less than       to less than
FUND		        $1.0 billion     $1.5 billion        $2.0 billion

Old Mutual Cash
Reserves Fund  	        0.325%	0.30%	          0.275%


		        $2.0 billion
FUND		        or greater

Old Mutual Cash
Reserves Fund	         0.25%


       Effective July 29, 2009, pursuant to Section 6 of this Agreement, each Portfolio shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio's average daily net assets based on the following schedule:

Advisory Fee Breakpoint Asset Thresholds

		        $0 to less       $300 million      $500 million
		        than $300       to less than       to less than
FUND		        million            $500 million      $750 million

Old Barrow Hanley
Value Fund                      0.75%	0.73%	          0.72%


		        $750 million   $1.0 billion        $1.5 billion
		        to less than    to less than       to less than
FUND		        $1.0 billion     $1.5 billion        $2.0 billion

Old Barrow Hanley
Value Fund  	        0.70%	0.68%	          0.67%



		        $2.0 billion
FUND		        or greater

Old Barrow Hanley
Value Fund	         0.66%




		        A-2